PhaseBio Announces Topline Results from Phase 2b Trial for Bentracimab

Trial achieved primary reversal endpoint in healthy, older volunteers

Safety and efficacy profile of bentracimab in the Phase 2b trial consistent with previously completed Phase 1 and Phase 2a trials

Interim results from REVERSE-IT Phase 3 trial to be presented on November 15th at the American Heart Association’s Scientific Sessions 2021

Malvern, PA and San Diego, CA, November 3, 2021 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases, today announced topline data from its Phase 2b clinical trial of bentracimab, which was conducted in healthy, older volunteers 50-80 years old. The Phase 2b trial is a multi-center, randomized, double-blind, placebo-controlled study with 150 subjects receiving bentracimab and 50 subjects receiving placebo after all were pretreated with dual antiplatelet therapy composed of ticagrelor and low-dose aspirin. The Phase 2b pivotal trial was conducted concurrently with the company’s ongoing REVERSE-IT Phase 3 pivotal trial of bentracimab, as agreed upon with the U.S. Food and Drug Administration (FDA) following an End-of-Phase 1 meeting in July 2019. Bentracimab is a novel, recombinant, human monoclonal antibody antigen-binding fragment designed to reverse the antiplatelet activity of ticagrelor in major bleeding and urgent surgery situations.

The Phase 2b trial achieved its primary endpoint. The primary efficacy endpoint was reversal of ticagrelor’s inhibition of platelet function in actively treated subjects versus placebo as measured using the point-of-care VerifyNow® PRUTest® platelet function assay (VerifyNow). VerifyNow is also the primary measurement used to evaluate efficacy in the ongoing REVERSE-IT Phase 3 trial.

Treatment with bentracimab in the Phase 2b trial had a safety profile consistent with the Phase 1 and 2a trials previously completed by the company, with no drug-related serious adverse events or thrombotic events reported in the trial. The most common adverse events were injection site bruising and headache, with similar rates seen in both the placebo and active-treatment arms.

These new data are consistent with results from PhaseBio’s previously completed Phase 1 trial, conducted in healthy younger volunteers treated with ticagrelor alone and not aspirin, and Phase 2a trial, also conducted in healthy, older (ages 50-80) subjects on dual antiplatelet therapy of ticagrelor and low-dose aspirin. More than 300 subjects have been treated with bentracimab across the Phase 1, 2, and 3 clinical trials that comprise the bentracimab development program. Additional information on the Phase 2b trial can be found on www.ClinicalTrials.gov using the identifier NCT04122170.

“The favorable results we observed in the Phase 2b trial of bentracimab are an encouraging continuation of those that we have seen throughout the clinical development program,” said John Lee, M.D., Ph.D., Chief Medical Officer of PhaseBio. “These results are a critical step along our path towards potential regulatory approval, and we are pleased with the observations we have seen to date.”

Bentracimab has been studied in Phase 1 and Phase 2 clinical trials and has demonstrated the potential to bring life-saving therapeutic benefit through immediate and sustained reversal of the antiplatelet activity of ticagrelor, potentially mitigating concerns regarding bleeding risks associated with the use of this antiplatelet drug.

Bentracimab is currently being evaluated in the REVERSE-IT study, a global Phase 3, multi-center, open-label, prospective single-arm trial designed to study reversal of the antiplatelet effects of ticagrelor with bentracimab in patients who present with uncontrolled major or life-threatening bleeding or who require urgent surgery or invasive procedure. Approximately 200 patients are being targeted for enrollment in the REVERSE-IT study at major health centers worldwide. Patients with reported use of ticagrelor within the prior three days who require urgent ticagrelor reversal are eligible for enrollment. A prespecified interim analysis from the REVERSE-IT trial will be presented on Monday, November 15, 2021, during a late-breaking science session at the American Heart Association’s Scientific Sessions 2021. The Company is commencing preparation of a Biologics License Application (BLA) and, depending on the results of REVERSE-IT, is targeting a BLA submission to the FDA in mid-2022.

About Bentracimab (PB2452)
Bentracimab is a novel, recombinant, human monoclonal antibody antigen-binding fragment designed to reverse the antiplatelet activity of ticagrelor in major bleeding and urgent surgery situations. In a Phase 1 clinical trial, bentracimab demonstrated the potential to bring life-saving therapeutic benefit through immediate and sustained reversal of ticagrelor’s antiplatelet activity, mitigating concerns regarding bleeding risks associated with the use of this antiplatelet drug. Data from the Phase 1 clinical trial of bentracimab in healthy volunteers was published in the New England Journal of Medicine in March 2019. In April 2019, bentracimab received Breakthrough Therapy Designation from the FDA. In September 2019, PhaseBio completed a Phase 2a trial in which bentracimab was investigated in healthy, older and elderly subjects on dual antiplatelet therapy of ticagrelor and low-dose aspirin. Additionally, the Phase 2a trial investigated a bentracimab regimen for the reversal of supratherapeutic doses of ticagrelor in healthy younger subjects. In both arms of the trial, bentracimab achieved immediate and sustained reversal of the antiplatelet effects of ticagrelor and was generally well-tolerated, with only minor adverse events reported. These results are consistent with the results observed in healthy younger subjects treated with ticagrelor in the previously published Phase 1 trial. PhaseBio initiated REVERSE-IT, a pivotal Phase 3 clinical trial of bentracimab, in March 2020 to support a potential Biologics License Application for bentracimab in both major bleeding and urgent surgery indications.

About PhaseBio
PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular and cardiopulmonary diseases. The Company’s pipeline includes: bentracimab (PB2452), a novel reversal agent for the antiplatelet therapy ticagrelor; pemziviptadil (PB1046), a once-weekly vasoactive intestinal peptide (VIP) receptor agonist for the treatment of pulmonary arterial hypertension; and PB6440, an oral agent for the treatment of resistant hypertension. PhaseBio’s proprietary elastin-like polypeptide technology platform enables the development of therapies with potential for less-frequent dosing and improved pharmacokinetics, including pemziviptadil, and drives both internal and partnership drug-development opportunities.

PhaseBio is located in Malvern, PA, and San Diego, CA. For more information, please visit www.phasebio.com, and follow us on Twitter @PhaseBio and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct or timing of our clinical trials and our research, development and regulatory plans for our product candidates, the timing of availability or disclosure of data from those clinical trials and the timing of planned regulatory submissions, the potential for these product candidates to receive regulatory approval from the FDA or equivalent foreign regulatory agencies, and whether, if approved, these product candidates will be successfully distributed and marketed. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

Investor Contact:
John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

Media Contact:
Will Zasadny
Canale Communications, Inc.
(619) 961-8848
will.zasadny@canalecomm.com